UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2010
MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50414	52-2208264

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100, Westlake, Texas	76262

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 837-1200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, on April 30, 2010, MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook” or the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”), case number 10-11485. Also, on May 14, 2010, MiddleBrook issued a press release announcing that it had entered into an asset purchase agreement (the “Agreement”) with Victory Pharma, Inc. (“Victory”), a Delaware corporation, pursuant to which MiddleBrook agreed to sell substantially all of its assets in exchange for a cash purchase price of $17.1 million, subject to adjustment for product sales by MiddleBrook prior to closing in excess of specified limits, plus the assumption of trade sales and certain other liabilities of the Company. The Agreement is subject to customary closing conditions, approval by the Bankruptcy Court, and the receipt of no higher or otherwise better offers pursuant to specific bidding procedures and a competitive auction process to be conducted under the supervision of the Bankruptcy Court.
The deadline for other parties to submit a higher or better bid pursuant to the Bankruptcy Court approved specific bidding procedures was July 15, 2010 at 4:00 p.m. Eastern time. MiddleBrook did not receive any competing bids and, therefore, the auction of assets which was scheduled for July 22, 2010 at 10:00 a.m. Eastern time will be canceled. The Bankruptcy Court has scheduled the sale hearing to review the Agreement on July 28, 2010 at 2:00 p.m. Eastern time.
The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 2.1 to a Form 8-K filed by the Company on May 20, 2010.
Item 7.01. Regulation FD Disclosure.
On July 21, 2010, MiddleBrook filed its unaudited monthly operating report (the “Monthly Operating Report”) for the period June 1, 2010 through June 30, 2010 with the Bankruptcy Court, case number 10-11485. A copy of the Monthly Operating Report is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code, 11 U.S.C. §§ 101-1532. The financial information contained in the Monthly Operating Report is preliminary and unaudited and does not purport to show the Company’s financial statements in accordance with generally accepted accounting principles (“GAAP”) and, therefore, may exclude items required by GAAP. The Monthly Operating Report also does not include footnotes that would ordinarily be contained in the financial statements in the Company’s quarterly and annual reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Monthly Operating Report contains information for periods that may be shorter or otherwise different from those contained in reports required pursuant to the Exchange Act. The financial information has not been reviewed or otherwise verified for accuracy or completeness by our independent registered public accountants, and there can be no assurance that the Monthly Operating Report is complete. The Company cautions readers not to place undue reliance on the Monthly Operating Report, which may be subject to revision. The Monthly Operating Report is in the format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.
The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Monthly Operating Report for the Period from June 1, 2010 to June 30, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.
Date: July 21, 2010	By:	/s/ David Becker
David Becker
Executive Vice President, Chief Financial Officer and Acting President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Monthly Operating Report for the Period from June 1, 2010 to June 30, 2010